As filed with the Securities and Exchange Commission on February 28, 2024

Registration No. 333- 274558

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Ampio Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	26-0179592
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9800 Mount Pyramid Court, Suite 400 Englewood, Colorado 80112 (720) 437-6500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael A. Martino
Chief Executive Officer
Ampio Pharmaceuticals, Inc.
9800 Mount Pyramid Court, Suite 400
Englewood, Colorado 80112
(720) 437-6500
(Address, including zip code, and telephone number
including area code, of agent for service)

Copies to: April Hamlin, Esq. Ballard Spahr LLP 2000 IDS Center 80 South 8th Street Minneapolis, MN 55402 (612) 371-3211

Approximate date of commencement of proposed sale to the public: This post-effective amendment is being filed to deregister the unsold securities previously registered under this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer☐	Accelerated filer ☐
Non-accelerated filer☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment being filed by Ampio Pharmatcueticals, Inc. (the “Company”) relates to the Company’s Registration Statement on Form S-3 (File No. 333-274558) (the “Registration Statement”), originally filed by the Company with the Securities and Exchange Commission (“SEC”) on September 18, 2023 and declared effective by the SEC on September 27, 2023.

The Company has terminated all offerings of its securities pursuant to the Registration Statement. In accordance with the undertakings made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that remain unsold or unissued at the termination of the offering, the Company is filing this Post-Effective Amendment to the Registration Statement to withdraw and remove from registration any and all securities that remain unsold or otherwise unissued under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on February 28, 2024.

AMPIO PHARMACEUTICALS, INC.

By: /s/ Michael A. Martino
Michael A. Martino
Chief Executive Officer